EXHIBIT 99.2

Information required pursuant to Items 4.01(b), (d) and (e) and 404(a) of Regulation S-K

for C. Larry Pope.

Item 4.01(b)

Mr. Pope, 51, is currently the President and Chief Operating Officer of the Company and was elected to those positions in October 2001.

Item 4.01(d)

Not applicable.

Item 4.01(e)

Mr. Pope’s current officer position is described above. In addition, Mr. Pope served as Vice President and Chief Financial Officer of the Company from 2000 to October 2001.

Item 404(a)

Christopher Pope, son of C. Larry Pope, is an employee of Industrial Fleet Management (“IFM”) and provides services on behalf of IFM to the Company. Christopher Pope’s salary and bonus from IFM was $75,000 for 2005.